UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 3, 2026
BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-35805	20-1496201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On August 3, 2026, Boise Cascade Company ("Boise Cascade" or the "Company") issued a press release announcing its second quarter 2026 financial results, a copy of which is furnished as Exhibit 99.1 to this Report on Form 8-K. Additionally, Exhibit 99.2, a copy of which is attached hereto, includes certain statistical information related to the Company's quarterly performance.

Item 8.01 Other Events.

On August 3, 2026, the Company announced that its wholly owned subsidiary, Boise Cascade Building Materials Distribution, L.L.C. (the “Distributor”) entered into a Distribution Agreement (the “Agreement”) with James Hardie Building Products, Inc., on behalf of itself and certain of its affiliates (the “Supplier”), effective July 31, 2026 (the “Effective Date”), pursuant to which the Supplier appointed the Distributor as its sole full-line national distributor of the complete portfolio of exterior building products, and any new or revised product or product category that the Supplier offers and the Distributor accepts for distribution during the term of the Agreement (collectively, the “Products”).
The Distributor has committed under the Agreement to purchase all of its requirements of the Products exclusively from the Supplier and to offer, sell, and market all Products manufactured by the Supplier or its affiliate(s), at all of its existing and future locations. Subject to certain exceptions, the Distributor has agreed not to stock, advertise, promote, sell, distribute, install or market specified competing products at designated branches.

In addition, the Agreement provides for various incentives and support payments from the Supplier to the Distributor to mitigate the financial impact that the Distributor incurs from transitioning from competitive product lines to the Products.

The initial term of the Agreement began on the Effective Date and continues for 10 years, unless earlier terminated in accordance with the Agreement. The Agreement does not automatically renew; instead, upon expiration of the initial term, the parties may mutually agree in writing to renew the Agreement, and if the parties are unable to reach an agreement regarding renewal, the Agreement terminates upon expiration of the then-current term.

The Agreement may be terminated upon mutual agreement of the Distributor and the Supplier, or by either party if the other party materially breaches the Agreement, subject to notice and cure periods, or upon the insolvency, bankruptcy, or certain similar events affecting the other party. After the initial 39 months following the Effective Date, either party may terminate the Agreement in the event of a material strategic business change to a party's business, the market, or that substantially and adversely affects the notifying party’s ability to perform its material obligations under the Agreement, subject to a notice period and opportunity for the other party to address the notifying party’s concerns.

The Company has guaranteed the performance of all obligations of the Distributor under the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit	Description

99.1	Boise Cascade Company Earnings Release dated August 3, 2026.

99.2	Boise Cascade Company Quarterly Statistical Information.

99.3	Boise Cascade Company Press Release, dated August 3, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ Jill Twedt
Jill Twedt Senior Vice President, General Counsel & Corporate Secretary
Date: August 3, 2026